SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 1, 2001
Date of Report (Date of Earliest Event Reported)

The China Fund, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	811-6651 (Commission File Number)	000000000 (IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts (Address of Principal Executive Offices)	02110 (Zip Code)

(212) 808-0500 (Registrant’s Telephone Number, Including Area Code)

Item 9.   Regulation FD Disclosure.

                Pursuant to Regulation FD Rules 100-103, The China Fund, Inc. (the “Fund”) furnishes the January 2002 Monthly Update on the Fund by the Fund’s Investment Manager.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2002

By:	/s/ Ann M. Casey
Name: Ann M. Casey Title: Secretary

The China Fund, Inc. (CHN) January 2002

In brief ...				at 31 December 2001

Net Asset Value per share*	US $ 15.09		China Fund NAV	MSCI Golden Dragon
Market Price*	US $ 12.42	1 month return*	8.7%	10.0%
Premium/Discount*	-17.7%	1 year return*	22.4%	-10.7%
Fund size*	US$152.0m
*Source: State Street Corporation/Martin Currie Inc

Manager’s commentary

  The best news from China last month was a series of announcements of tough new measures to improve accounting and corporate governance at listed Chinese companies. In the economy, growth is slowing gradually, albeit from high levels -retail sales in November rose by 10.1% compared to 10.5% in the previous month. There has been a resumption of deflation (CPI was -0.3% in November). This will be exacerbated by WTO entry. GDP growth for 2001 was once again announced before the year had actually finished (another victory for the efficiency of Chinese administrators and statisticians). At 7.3%, this implies Q4 growth will slow to 6.5%.

Our main concern at the moment is the depreciation of the Japanese currency. The Chinese authorities have so far been quiet on the subject. We do not expect them to seriously consider devaluation of the renminbi this side of Y150. China held steady throughout the Asian financial crisis and continues to prove its international competitiveness through strong export figures. But until the yen finds a level, sentiment towards Chinese stocks is likely to be affected. To reduce risk, on 18 December your manager hedged 50% of the fund’s NT$ portfolio for up to six months at an effective price of NT$35.17.

For the financial year to October 2001, the fund has declared a distribution of 13.205 cents. This is made up from dividend and interest income and has risen from 11.1 cents in the previous year. To make the fund as efficient as possible for US taxpayers, the managers were able to offset all capital gains realised over the period by crystallizing a matching amount of losses.

Chris Ruffle

Investment stategy

Your fund is 95.4% invested with holdings in 51 companies.

The relatively high level of cash reflects our short-term caution about the Hong Kong market. Recently we have made few changes to our portfolio there. Because of the weaker outlook for oil prices, we reduced our holding in Sinopec. In early December, we also completed taking profit on Xinao Gas and Euro Asia. Meanwhile, we have added two electronics assemblers: the recovering cordless phone and electronic toy maker V-Tech and the undervalued electronic calculator maker Sunway.

We remain relatively bullish on the Taiwan market. We added Kinpo, which is expanding production of photo printers and cable modems; electronics distribution giant, Synnex; the autoparts maker Tongyang; and Lian Hwa Foods, which has opened its second snack food plant in Beijing. We took a quick but substantial profit on CD drive maker Behavior Tech.

No new direct investments were closed in December 2001. The Direct Investment Manager is in various stages of due diligence and negotiations regarding several potential direct investments. These potential investments are in the manufacturing, distribution, financial services and infrastructure sectors.

Fund details*
Market cap		US$125m
Shares outstanding		10,073,173 shares
Exchange listed		NYSE
Listing date		July 10, 1992
Investment manager		Martin Currie Inc
Direct investment
manager	Asian Direct Capital Management

10 largest listed investments* (38.0%)
Taipei Bank	Financials	6.0
Chunghwa Telecom	Telecommunications	4.8
TCL International	Information Technology	4.3
Yanzhou Coal Mining	Energy	4.0
Phoenixtec Power	Consumer Staples	3.7
Chinadotcom	Information Technology	3.4
Huaneng Power	Energy	3.2
Zhejiang Expressway	Utilities	3.2
Ho Tung Chemical	Materials	2.8
Shanghai Friendship	Consumer Staples	2.6

Sector allocation*
	% of net assets	MSCI Golden Dragon %
Information Technology	17.2	25.8
Consumer Staples	10.8	0.4
Consumer Discretionary	10.7	5.4
Industrials	9.9	18.2
Financials	9.6	29.3
Energy	9.3	1.4
Telecoms	8.2	9.3
Materials	6.6	3.4
Other	5.4	–
Utilities	4.8	6.7
Health Care	2.9	0.1
Cash	4.6	–
Total	100.0	100.0

Performance* (in US$ term)
As at 31 December 2001	NAV	Market price
	%	%
One month	8.7%	5.8%
Calendar year to date	22.4%	35.7%
3 years **	14.0%	15.4%

Asset allocation* (%)

Direct investments*
A-S China Plumbing Products	Sanitary Ware	2.8%
Moulin International Holdings	Optical Frames	1.3%
New World Sun City	Property	0.4%

Dividend history*
US$	Ex date
0.1321	12/31/01
0.1110	12/28/99
0.0780	12/23/98
0.5003	12/23/97
0.0834	12/27/96
0.0910	12/31/95
0.6099	12/31/94
0.9103	12/31/93
0.0550	12/31/92

Fund performance
	One month	Three months	Year to date	One year	Three years		Five years		Since launch#

The China Fund, Inc.	8.7	20.6	22.4	22.4	14.0	**	-0.1	**	2.9	**
MSCI Golden Dragon	10.0	31.2	-10.7	-10.7	-0.7		-6.5		–
Hang Seng Chinese Enterprise Index	-1.8	2.3	8.3	8.3	0.3		-16.4		–

Source: * State Street Corporation / MC Inc. # The Fund was launched on July 10, 1992. **Annualized return

Performance in perspective

The portfolio - in full					at 31 December 2001

Sector	Company (code)		Price	Holding	Value $	% of
						portfolio
Hong Kong 42.3%
TCL International Holdings Ltd	1070.HK	HK	$ 1.30	39,318,000	6,554,891	4.3%
Yanzhou Coal Mining Co.	1171.HK	HK	$ 2.48	19,000,000	6,030,586	4.0%
Huaneng Power International, Inc.	0902.HK	HK	$ 4.70	8,218,000	4,953,300	3.2%
Zhejiang Expressway Co., Ltd	0576.HK	HK	$ 1.92	19,814,000	4,878,700	3.2%
Shangri-La Asia, Ltd	0069.HK	HK	$ 6.10	5,000,000	3,911,385	2.6%
Brilliance China Automotive Holdings, Ltd	1114.HK	HK	$ 1.43	19,300,000	3,539,354	2.2%
China Rare Earth Holdings, Ltd	0769.HK	HK	$ 2.20	11,600,000	3,272,739	2.1%
China Petroleum & Chemical, Corp	0386.HK	HK	$ 1.07	22,700,000	3,114,873	2.1%
TPV Technology, Ltd	0903.HK	HK	$ 2.45	9,764,000	3,067,782	2.0%
Asia Satellite Telecommunications Holdings, Ltd	1135.HK	HK	$ 13.0	1,693,000	2,795,341	1.9%
Fountain Set (Holdings) Ltd	0420.HK	HK	$ 1.27	15,250,000	2,464,172	1.7%
Beijing Capital International Airport Co., Ltd	0697.HK	HK	$ 1.84	10,384,000	2,450,266	1.6%
Global Bio-chem Technology Group Co., Ltd	0809.HK	HK	$ 2.73	7,000,000	2,446,219	1.6%
China Overseas Land & Investment, Ltd	0688.HK	HK	$ 1.01	16,500,000	2,158,315	1.4%
Global Tech (Holdings) Ltd	0069.HK	HK	$ 0.63	26,000,000	2,100,606	1.4%
LifeTec Group, Ltd	1180.HK	HK	$ 0.24	65,346,000	2,011,226	1.3%
Vtech Holdings, Ltd.	0303.HK	HK	$ 5.40	2,270,000	1,571,992	1.1%
Sunway International Holdings	0058.HK	HK	$ 0.62	20,000,000	1,590,202	1.0%
Chaoda Modern Agriculture	0682.HK	HK	$ 2.20	5,000,000	1,410,663	0.9%
Chen Hsong Holding, Ltd	0057.HK	HK	$ 1.40	6,630,000	1,190,344	0.8%
Arcontech, Corp	8097.HK	HK	$ 0.96	9,000,000	1,108,012	0.7%
Clear Media Ltd	100.HK	HK	$ 5.70	1,472,000	1,076,003	0.7%
Automated Systems Holdings, Ltd	0771.HK	HK	$ 2.10	1,752,000	471,828	0.3%
Jackin International	0630.HK	HK	$ 0.36	5,000,000	230,836	0.2%

Taiwan 35.6%
Taipei Bank	2830.TW	NT	$ 26.20	12,115,400	9,082,217	6.0%
Chunghwa Telecom Co., Ltd	2412.TW	NT	$ 52.00	4,908,000	7,302,317	4.8%
Phoenixtec Power Co., Ltd	2411.TW	NT	$ 26.20	7,595,000	5,693,533	3.7%
Ho Tung Chemical, Corp	1714.TW	NT	$ 18.90	7,732,950	4,181,767	2.8%
Choice Lithograph, Inc9929.TW		NT	$ 16.00	8,273,000	3,787,353	2.5%
Pacific Construction Co., Ltd	2506.TW	NT	$ 3.61	32,841,000	3,392,160	2.2%
Polaris Securities Co., Ltd	6011.TWO	NT	$ 14.75	8,042,000	3,393,977	2.2%
Synnex Technologies International, Corp	2347.TW	NT	$ 46.60	2,484,000	3,312,000	2.1%
China Synthetic Rubber, Corp	2104.TW	NT	$ 10.40	9,919,440	2,951,707	2.0%
Advantech Co., Ltd	2395.TW	NT	$ 90.00	959,100	2,469,785	1.6%
Lian Hwa	1231.TW	NT	$ 17.00	4,059,000	1,974,335	1.3%
Kinpo Electronics	2312.TW	NT	$ 24.30	2,500,000	1,738,197	1.1%
Taiwan Secom	9917.TW	NT	$ 33.90	1,641,969	1,592,640	1.0%
Tong Yang	1319.TW	NT	$ 14.30	3,519,000	1,439,820	1.0%
Uni-President Enterprises Co.	1216.TW	NT	$ 12.75	3,649,760	1,331,458	0.9%
EVA Airways	2618.TW	NT	$ 9.00	1,002,000	258,026	0.2%
Lite-On IT, Corp	8008.TWO	NT	$106.00	82,000	248,698	0.2%

B shares 6.7%
Shanghai Friendship Group Co., Inc	900923.SS	US	$ 1.11	3,530,000	3,928,890	2.6%
Eastern Communications Co., Ltd	900941.SS	US	$ 1.31	1,729,150	2,268,645	1.5%
Luthai Textile Co., Ltd	200726.SZ	HK	$ 9.20	1,999,869	2,359,501	1.5%
Shanghai Matsuoka, Co	900955.SS	US	$ 1.70	981,850	1,669,145	1.1%

New York 3.4%
Chinadotcom, Corp	China.O	US	$ 3.00	1,700,000	5,100,000	3.4%

Direct 4.5%
A-S China Plumbing Products, Ltd				450	4,178,250	2.8%
Moulin International Holdings, Ltd				2,000,000	2,002,750	1.3%
New World Sun City, Ltd				83	608,787	0.4%

Singapore 2.9%
Want Want Holdings, Ltd	WANT.SI	US	$ 1.90	1,900,000	3,610,000	2.4%
Asia Dekor Holdings, Ltd	ADEK.SI	US	$ 0.10	7,374,000	737,400	0.5%

Cash 4.6%

Objective
The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Board of Directors of the Fund has adopted an operating policy of the Fund, effective June 30, 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; and (iii) companies organized in China. Under the new policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.

The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated July 10, 1992, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China.

Contacts The China Fund, Inc.
c/o State Street Bank and Trust Company 225 Franklin Street Boston MA 0-2111 Tel: (1) 888 CHN-CALL (246 2255)

Important Information: This newsletter is issued by Martin Currie Inc, Saltire Court, 20 Castle Terrace, Edinburgh, Scotland. Regulated by the FSA and registered with the Securities Exchange Commission as an investment adviser. Information herein is believed to be reliable but has not been verified by Martin Currie Inc. Martin Currie Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter. This newsletter does not constitute an offer of shares. Martin Currie Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies, or financial instruments referred to herein. Investors are advised that they will not generally benefit, from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the Financial Services Authority for the protection of investors nor benefit from the United Kingdom Financial Services Compensation Scheme nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom. Please remember that past performance is not necessarily a guide to the future. Market and currency movements may cause the value of the shares and the income from them to fluctuate and you may get back less than you invested when you decide to sell your shares.